Ex. 2.1
                            SHARE EXCHANGE AGREEMENT
                            ------------------------

               THIS AGREEMENT made the 30th day of November, 2000

BETWEEN:

               OPTIMA GLOBAL CORPORATION, 205 Worth Avenue, Suite 201, Palm
               Beach, FL 33480, a corporation  governed by the laws of Delaware
               (hereinafter referred to as the "Parent")

               - AND -

               INTERNATIONAL DART CORPORATION, 55 King St. Suite 400, St.
               Catharines, Ontario, Canada L2R 3H5, a corporation governed by the laws of Ontario (hereinafter referred to as the "Company")

WHEREAS the Boards of Directors of Parent and Company have each determined that it is advisable and in the best interests of their respective shareholders for
Parent to acquire control of the Company through an exchange of all of the issued and outstanding Shares of the Company for shares in Parent upon the terms and conditions set forth herein (the "Acquisition");

WHEREAS, pursuant to the Acquisition, by means of the transaction described herein, each Company Common Share shall be exchanged for eight (8) share(s) of
Parent Common Shares;

WHEREAS, pursuant to the Acquisition, by means of the transaction described herein, all issued Company Common Shares shall be returned to treasury, and
Company shall issue one (1) share of its Common Stock to Optima Global
Corporation;

AND WHEREAS the Company wishes to exchange and the Parent wishes to exchange the shares of International Dart Corporation owned by the Company;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants contained herein, in an exchange of shares by each of the parties to each other as hereinafter set out, and other good and valuable consideration
(the receipt and sufficiency of which is being hereby acknowledged), the parties hereto agree as follows:

                                    ARTICLE I
                                    ---------

                        DEFINED TERMS AND INTERPRETATION
                        --------------------------------

1.1       Definitions. Whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the following meanings, respectively:

     (1)  "Parent Common Shares" means the common shares in the capital of the
          Parent, as constituted on the Closing Date;

     (2)  "Assets" means all the undertaking, property and assets of the Company whether owned licensed or leased, of every kind and description wheresoever situated;

     (3)  "Business" means the business carried on the Company;

     (4)  "Business Day" means a day other than a Saturday, Sunday or any day other than Saturday or Sunday on which the principal commercial banks located at Toronto, Ontario are not open for business during normal banking hours;

     (5)  "Closing" means the completion of the sale to and purchase by the
          Parent of the Purchased Shares contemplated herein;

     (6)  "Closing Date" means effective November 30, 2000, or such earlier or later date as may be mutually acceptable to the Parties;

     (7)  "Company" means International Dart Corporation;

     (8)  "Consents" means consents, approvals, authorizations, order, registrations and filings;

     (9)  "Contractual or Other Right or Obligation" means any form  of agreement, contract, instrument, license, permit, registration, judgment, order, decree, indenture, lease, engagement, commitment and franchise;

     (10) "Documentation: means manuals and all other information necessary to support the Software, including the written materials relating to the
          Software;

     (11) "Effective Date: means the date first above written;

     (12) "Encumbrance" means any form of agreement, option, understanding, commitment, equity, covenant, mortgage, charge, security interest, lien, adverse claim, pledge, restriction, encumbrance or right to privilege affecting or capable of affecting the title or right of ownership or ability to transfer or convey any property or asset;

     (13) "Extraordinary Business Combination" means, with respect to any corporation, the acquisition or disposition of all or any substantial amount of its issued share capital, or any amalgamation, merger, sale of all or any substantial part of its assets, takeover bid, reorganization, re-capitalization, liquidation, winding-up or, or other business combination or similar transaction, involving such corporation;

     (14) "Interim Period" means the period between the close of business on the
          Effective Date and Time of Closing on the Closing Date;

     (15) "ITA" means the Income Tax Act (Canada);

     (16) "Parties" means, collectively, the parties to this Agreement and
          "Party" means any one of them;

     (17) "Person" means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, government or governmental agency, department or instrumentality, or any group or combination thereof;

     (18) "Purchase Price" has the meaning ascribed thereto in Section 2.2;

     (19) "Exchange Shares" means: shares to be exchanged pursuant to this acquisition.

     (20) "Company Common Shares" means the common shares in the capital of the
          Company, as presently constituted;

     (21) "International Dart Corporation" means the company which owns or licences the hardware, software, firmware or intellectual property developed by or for International Dart Corporation or owned or licensed by International Dart Corporation, and including related design documentation, and any software tools or similar materials that are necessary to use, modify, manufacture and understand the Software and that are not generally available from third party companies;

     (22) "Taxes" means any and all income, profits, use, occupancy, transfer, franchise, withholding, payroll, employment, corporate, capital, stamp, business, realty, sales, fuel, excise or other taxes, duties, fees, surtaxes, assessments, levies, imports or charges payable to or exigible by any governmental agency, authority or  instrumentality, domestic or foreign;

     (23) "Technology" means any and all technologies, procedures, processes, designs, inventions, discoveries, know-how, show-how and works of authorship, including with limitation the Software, the Documentation and trademarks, and all (i) issued Canadian, United States and foreign patents, utility models and the like, an applications therefore pending before any relevant authority worldwide; (ii) copyrights and other rights in works of authorship, whether registered or not; (iii)
          mask work rights; (iv) trade secrets; (v) trademarks and service marks, whether registered or not; and (vi) confidential information, and any other intellectual property rights in existence as of the date hereof in or relating to the Software;

     (24) "This agreement", "herein", "hereto", "hereby", "hereunder", "hereof"
          and similar expressions refer to this agreement and not to any particular clause, sub clause, section, subsection or paragraph or other portion hereon, and include amendments hereto, any agreement which is supplementary to or in amendment or confirmation  of this
          Agreement and any schedules hereto or thereto;

     (25) "Time of Closing" means 2:30 p.m. (Toronto time) on the Closing Date or such other item as may be mutually acceptable to the Parties; and

     (26) "Trademarks" means all the trademarks and service marks, whether or not registered, used by International Dart Corporation including
          "International Dart Corporation".

1.2  Gender and Number.  Any reference in this Agreement to gender shall include all genders and words used herein importing the singular number only shall include the plural and vice versa.

1.3  Headings, Etc. The division of this Agreement into Articles, Sections,
     Subsections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation hereof.

1.4  Currency.  All references in this Agreement to dollars, unless otherwise specifically indicated, are expressed in Canadian currency.

1.5  Governing Law.  This agreement shall be construed, interpreted and the rights of the Parties determined in accordance with the laws, other than the conflicts of laws rules, of the State of Delaware and the laws of the
     United States of America applicable therein and shall be treated in all respects as a Delaware contract. The Parties hereby irrevocably atone to the jurisdiction of the courts of the State of Delaware, and arbitration in the State of New York.

                                   ARTICLE II
                                   ----------

                           TRANSFER OF EXCHANGE SHARES
                           ---------------------------

2.1  Exchange Shares.  Subject to the terms and conditions hereof, the Company covenants and agrees to exchange, assign and transfer to the Parent its shares free and clear of all encumbrances, in a one (1) for-eight (8)
     exchange. Parent covenants and agrees to exchange, assign and transfer to the Company its shares free and clear of all encumbrances, in a one
     (1)-for-eight (8) exchange.

2.2  Exchange of Shares. The Exchange to each Company in respect of the
     International Dart Corporation Common Shares to be sold by the Company hereunder, shall be paid and satisfied by the issuance to the Company at the Time of Closing of eight (8) Optima Global Corporation Common Share(s)
     for each International Dart Corporation Common Shares so sold. Subsequent to this exchange, International Dart Corporation shall issue One (1) Share
     Common Stock to Optima Global Corporation.

2.3  Company and Parent Election. The Company and the Parent agree jointly to file elections pursuant to subsection 85(1) of the ITA in the prescribed form and within the prescribed time whereby the proceeds of disposition to
     Company of the Exchanged Shares transferred by Company and the cost thereof to the Parent shall be deemed to be the "cost amount" (within the meaning of the ITA) of such Exchanged Shares to Company. Company and the Parent agree to jointly file corresponding elections pursuant to any relevant provincial taxing statutes.

2.4  Adjustments.  If the taxing authority disputes any elected amount provided for in Section 2.4 hereof, the Parent agrees to adjust such disputed elected amount, in accordance with the provisions of the relevant taxing statute, to an amount that is mutually agreeable to the affected Company and such taxing authority.

                                   ARTICLE III
                                   -----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

Representations and Warranties of the Company.  The Company represents and warrants to the Parent as follows and acknowledges that the Parent is relying upon such representations and warranties in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby;

3.1  Incorporation and Good Standing of the Company.  The Company is  a
     corporation duly incorporated, organized and validly subsisting and in good standing under the laws of its jurisdiction of incorporation. The Company has all necessary corporate power and authority to own or lease its property and assets and to carry on the business as now being conducted and is in good standing in all jurisdictions in which the nature of the business conducted by it or the property owned or leased by it makes such qualification, licensing or registration necessary.

3.2  Authorized Capital of the Company. The authorized capital of the Company consists of an unlimited number of Common Shares of which One Million, One
     Hundred Thousand, Two Hundred and Sixty-One (1,100,261) Common Shares of
     International Dart Corporation have been validly issued and are outstanding as fully paid and non-assessable, and no Person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual)
     capable of becoming an agreement or option, including convertible shares, warrants or convertible obligations of any nature for the purchase, subscription, allotment or issuance of any of the unissued shares or shares convertible into unmissed shares in the capital of the Company except as otherwise noted.  >>>>There shall be issued and outstanding ONE SHARE after the completion of the EXCHANGE.>>>>>

3.3  Capacity of the Company.

     (27) If the Company is a corporation, it is duly incorporated and validly subsisting and in good standing under the laws of the jurisdiction of its incorporation.

     (28) If the Company is an individual, the Company has attained the age of majority and has the legal capacity and competence to execute this
          Agreement and to take all actions required pursuant hereto.

     (29) If the Company is a corporation, the Company has the legal capacity and competence to execute this Agreement and to take all actions required pursuant hereto and all necessary approvals by directors and shareholders of the Company, or otherwise, have been given  to authorize it to execute and deliver this Agreement and to take all actions required pursuant hereto.

3.4  Resident of Canada.  Company is not a "non-resident" of Canada within the meaning of the ITA and is not a "non-Canadian" within the meaning of the
     Investment Canada Act.

3.5  Title to Purchased Shares.  Each shareholder of the Company is the registered owner of the International Dart Corporation Common Shares and
     has good and marketable title thereto, as beneficial owner or trustee for the beneficiary owner(s) of such shares, free and clear of any and all
     Encumbrances of any kind whatsoever. Except for those shares held in trust, no Person, other that it, has any interest, direct or indicated, beneficial or otherwise, in such Purchased Shares.

3.6  Litigation  Affecting the Purchased Shares.  There are no suits, actions or other legal proceedings or any sort of claims or demands pending or threatened which would refrain or otherwise prevent it, in any manner, from effectively and legally transferring the Purchased Shares owned by it to the Parent free and clear of any and all Encumbrances nor are there any suits, actions or other legal proceedings pending or threatened the effect of which would be to cause an Encumbrance to attach to such Purchased
     Shares, to divest title to such Purchased Shares or make any of the Parties liable for damages and it has no knowledge of any claims which should give rise to such a suit, action or legal proceeding.

3.7  Books and Records.  All accounts, books, ledgers and other financial and accounting records of the Company have been fully, properly and accurately kept and completed and are up-to-date and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.
     The Company does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which
     (including all means of access thereto the there from) are not under the exclusive ownership and direct control of the Company.

3.8  Assets.

     (1)  The Company has good and marketable title to all or its Assets (real and personal, tangible and intangible, including leasehold interests)
          in each case subject to no encumbrance or any kind or character.

     (2)  The Assets are adequate and sufficient for the conduct of the Business substantially in the manner presently carried on and include all proprietary rights, trade secrets and other property and assets, real and personal, applicable to or used in connection with the Business.

3.9  Real Property.  The Company is not the owner of, or under any agreement or option to own, any real property or any interest therein.

     Leased Premises.  The Company is not the party to the lease of any real property or any interest therein.

3.10 Leases of Personal Property.  The Company is not a party to any lease, sublease, conditional sales contract, franchise, license or other agreement, under which the Company is the lessee or lessor of or holds, uses or claims any interest in any personal property of the Business, other than the Licence Agreement with High Flyte  International  Ltd. referred to in this Agreement.

3.11 No Breach of Contracts.  Each contract or agreement to which the Company is a party is in full force and effect and unamended, the Company is entitled to all rights and benefits hereunder (including the right to receive royalties and other payments hereunder) and there exists no default or event of default or event, occurrence, condition or act (including the purchase of the Purchased Shares hereunder) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default of event of default hereunder and the terms and conditions of such contracts and agreements will not be affected by the completion of the transactions contemplated hereunder. The Company has not violated or breached, in any material respect, any of the terms or conditions of any contract or agreement and, to the best of the knowledge of the Company, the covenants to be performed by any other party thereto have been fully performed.

3.12 Restrictive Documents.  It is not subject to, or a party to, any charter or by-law restriction, Encumbrance, Contractual or Other Right or Obligation,
     law, rule, ordinance, regulation, or any other restriction of any kind or character which would prevent the consummation of the transactions contemplated by the Agreement or compliance by it with the terms, conditions and provisions hereof.

3.13 Taxes. For all periods prior to the date of this Agreement;

     (a)  all federal, provincial and foreign tax returns and tax reports required  to be filed by the Company have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, an all of the foregoing are true, correct and complete;

     (b)  all Taxes (including interest and penalties) due from the Company have been fully paid or, adequate provisions made therefore; and

     (3)  to the best knowledge of the Company, no claim or liability is pending or has been assessed or asserted or threatened  against the Company in connection with any such Taxes, and the Company knows of no basis for any such claim or liability.

3.14 Patented Technology. The patented Technology is exclusively licenced by the
     Company from High Flyte International Ltd., pursuant to a Licence Agreement which is in good standing, and the Company has the sole and exclusive right to use the same free and clear of any  right or claim of any Perso or
     Corporation, save and except its obligations under the Licence Agreement with High Flyte International Ltd. All registrations and filings necessary to preserve the rights of the company in the Patented Technology have been made and are in good standing.  The ownership, use, licensing, sale, distribution and/or commercial exploitation of the Patented Technology and/or any product or service containing, using or otherwise incorporating any of the Patented Technology and the conduct of the Business, to the best of the Company's knowledge, do not infringe upon, breach, or in any way violate the patents, licenses, trade marks, trade names, service marks, copyrights or any applications therefore or similar intangible or proprietary rights of any other Person or Corporation.  To the best of each of the Company's  knowledge, there are no disputes, suits, actions, arbitrations, proceedings, claims or investigations of any sort pending, threatened or contemplated affecting any of the Patented Technology or against the Company  or any customer, mediate or intermediate,  privy, supplier, officer or agent of the Company regarding the ownership, use licensing, sale, distribution and/or commercial exploitation of  the
     Patented  Technology or otherwise relating to the Patented Technology.  No
     Person has any agreement or option, or any right or privilege capable of becoming an agreement or option, for the purchase or  sub-licensing of any of the Patented Technology from the Company.

3.15 Subsidiaries. The Company has no subsidiaries, nor are there any agreements of any nature to acquire any agreement or option or to acquire or lease any other business operations.

3.16 Corporate Records.  The minute books and corporate records of the Company from its date of incorporation to the date hereof are the original minute books and corporate records of the Company, are true, correct and complete in all respects, and contain all minutes and resolutions of all proceedings of the shareholders and the board of directors (including all committees thereof) of the Company or certified copies thereof from the date of incorporation to the date hereof which are true and correct in form and substance and, to the best of the knowledge of any of the Company, there have been no other meetings, resolutions or proceedings of the shareholders or of the board of directors (including any committees  thereof) of the
     Company from its date of incorporation to the date hereof, not reflected in such minute books and the corporate records.  All such meetings were duly called and held. The share certificate books, register of shareholders, register of transfers and register of directors of the Company are true, correct and complete.

3.17 Powers of Attorney. There are no Persons holding a general or special power of attorney from the Company.

3.18 Liabilities.  The Company has no material liabilities except liabilities contemplated by this Agreement and costs associated with the transactions contemplated hereby.

3.19 Insolvency.  The Company is not insolvent, nor has it committed an act of bankruptcy, proposed a compromise or arrangement to its creditors generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to have itself declared bankrupt or wound-up, taken any proceeding to have a receiver appointed over any part of its assets, had any encumbrance or receiver take possession of any of its property, had an execution or distress become enforceable or levied upon any of its property or had any petition for a receiving order in bankruptcy filed against it.

3.20 Consents.  There are no Consents or filings that should be obtained or made in order to complete transactions contemplated by this Agreement.

3.21 No Options, Etc. Except for the Parent under this Agreement, no Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from it of any of the Purchased Shares owned by it.

                                   ARTICLE IV
                                   ----------

                  REPRESENTATIONS AND WARRANTIES OF THE PARENT
                  --------------------------------------------

Representations And Warranties Of The Parent. The Parent represents and warrants to the Company as follows and acknowledges that the Company are relying upon such representations and warranties in connection with the entering into of this
Agreement and the consummation of the transactions contemplated hereby.

4.1  Incorporation and Good Standing of the Parent.  The Parent is a corporation duly incorporated and validly subsisting and in good standing under the laws of the State of Delaware. The Parent has all necessary corporate power and authority to own or lease its property and assets and to carry on its business as now being conducted by it.

4.2  Validity of Agreement.

     (a)  The Parent has all necessary right, power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder.

     (b)  The entry into, execution and delivery of this Agreement and all other agreements and documents required to be delivered by the Parent hereunder, the performance by the Parent of its obligations hereunder and the consummation of the transactions contemplated hereby: i) have been and will be duty authorized by all necessary action, corporate or otherwise, on the  part of the Parent and (ii) do not or will  not conflict with or constitute a breach of or a default under or create any Encumbrance under (or would not with the passage of time or the giving of notice, or both, conflict with or constitute a breach of or a default under or create any Encumbrance under) any of the terms or provisions of the co stating documents, by-laws or resolutions of the
          Parent or of any Contractual or Other Right or Obligation to which the
          Parent is a party or by which the Parent is bound or of any laws or regulations applicable to the Parent.

     (c)  Each of this Agreement and all other agreements and documents required to be delivered by the Parent hereunder constitute, or on delivery will constitute, a legal, valid and binding obligation of the Parent enforceable against it in accordance with its terms.

4.3  Shares. The Optima Global Corp. Common Shares to be issued to the Company hereunder will be validly issued and outstanding as fully paid and non-assessable shares of the Parent upon issuance and delivery to the
     Company.

4.4  Authorized and Issued Capital.  The authorized capital of the Parent consists of an 50,000,000 of common shares of which 17,950,000 Corrected:
     common shares are issued and outstanding as fully paid and non- / "Paul
     Hines" OGC assessable shares of the Parent upon issuance and delivery to the /"Mark Stewart"IDC Company.

4.5  Consents.  Other than the approval of the shareholders of the Parent, there are no Consents or filings that should be obtained or made in order to complete the transactions contemplated by this Agreement (including without limitation any Consents of or filings with any shares commission or stock exchange),

4.6  Restrictive Documents.  The Parent is not subject to, or a party to, any charter or by-law restriction, Encumbrance, Contractual or Other Right or
     Obligation, law, rule, ordinance, regulation, or any other restriction of any kind or character which would prevent the consummation of the transactions contemplated by this Agreement or compliance by the Parent with the terms conditions and provisions hereof.

4.7  Subsidiaries. The Parent does not have any subsidiaries.

4.8  Parent's Options.  No Person has or at the Time of Closing will have any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, including convertible shares, warrants or convertible obligations of any nature for the purchase, subscription, allotment or issuance of any of the unmissed shares or shares convertible into unmissed shares in the capital of the
     Parent, other than the rights of the Company hereunder and the rights of the holders of the remaining shares of the Company to exchange such shares of the Parent.

4.9  Liabilities.  The Parent has no material liabilities or obligations except liabilities contemplated by this Agreement and costs associated with the transactions contemplated hereby.

4.10 Taxes. For all periods prior to the date of this Agreement,

     (1)  all federal, state and foreign tax returns and tax reports required to be filed by the Parent have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all of the foregoing is true, correct and complete;

     (2)  all Taxes (including interest and penalties) due from the Parent have been fully paid or, adequate provisions are made therefore; and

     (3)  to the best knowledge of the Parent, no claim or liability is pending or has been assessed or asserted or threatened against the Parent in connection with any such Taxes, and the Parent knows of no basis for any such claim or liability.

4.11 Litigations, Compliance with Laws.  The Parent has complied in all significant respects with all applicable laws and orders, and all other requirements and rules of governmental authorities. The Parent is not presently subject to any court or administrative order, judgment, or decree. No suit, action, investigation, governmental proceeding, administrative proceeding or other litigation of any kind or nature to which the Parent may be a party is now pending, threatened or, to the knowledge of the Parent, contemplated.

4.12 Subsequent Events.  Except as otherwise contemplated or permitted by this
     Agreement:

     (4)  there has not been any material adverse change in the financial condition, business, business organization or personnel of the Parent;

     (5)  there has not been any acquisition or retirement by the Parent of any of its capital stock or any dividend or other distribution declared, paid or made on or with respect to its capital stock;

     (6)  there has not been any sale, mortgage, pledge or other disposition of any asset owned by the Parent;

     (d)  the Parent has not merged or consolidated with any other corporation;

     (e)  the Parent has not altered or amended its corporate charter or other instrument governing its corporate existence or powers, or by-laws;
          and

     (7)  the Parent has not entered into, materially amended or terminated any material contract, agreement, franchise, permit or license.

4.13 Books and Records.  All accounts, books, ledgers and other financial and accounting records of the Parent have been fully, properly and accurately kept and completed and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. The Parent does not have any of its records, systems controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and there from) are not under the exclusive ownership and direct control of the Parent.

4.14 Assets. The Parent has no material assets.

4.15 Leased Premises. The Parent is not a party to any lease, agreement to lease or agreement in the nature of a lease, whether as lessor or lessee, respecting real property.

4.16 Leases of Personal Property.  The Parent is not a party to any lease, sublease, conditional sales contract, franchise, license or other agreement respecting personal property.

4.17 Contracts. The Parent is not a party to or bound by any material contracts, agreements, engagements or commitments.

4.18 Powers of Attorney. There are no Persons holding a general or special power of attorney from the Parent.

4.19 Insolvency.  The Parent is not insolvent, nor has it committed an act of bankruptcy, proposal of compromise or arrangement to its creditors generally, taken any proceeding with respect to a compromise  or arrangement, taken any proceeding to have itself declared bankrupt or wound-up taken any proceeding to have a receiver appointed over any part of its assets, had any encumbrance or receiver take possession of any of its property, had an execution or distress become enforceable or levied upon any of its property or had any petition for a receiving order in bankruptcy filed against it.

                                    ARTICLE V
                                    ---------

                              CONDITIONS PRECEDENT
                              --------------------

5.1  Parent's Conditions Precedent. The obligation of the Parent to complete the purchase of the Purchased Shares hereunder shall be subject to the satisfaction of, or compliance with, at or before the Time of Coming, each of the following conditions precedent each of which is separate, is provided for the exclusive benefit of the Parent and may be waived by the
     Parent in accordance with Section 5.4;

     (a)  all corporate, legal and regulatory proceedings, approvals and consents as are reasonably considered necessary by the Parent's solicitors shall have been taken or obtained to permit the consummation of the transactions contemplated herein;

     (b)  the Company shall not have any  material assets other than those relating to the Business and shall not have any material liabilities
          (whether or not absolute, contingent or otherwise) other than those liabilities incurred to the ordinary course of operation of the
          Business;

     (c)  all of the representations and warranties of the Company contained herein or in any certificate or other document delivered or given pursuant to this Agreement shall be true and correct and with the same effect as if made, and as of the time of Closing and the Parent shall have received a certificate, confirming, to the best of the Company's knowledge, information and belief, the truth and correctness in all material respects of such representations and warranties (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby), provided that the receipt hereof and the closing of the transactions contemplated herein shall not constitute a waiver of the representations and warranties of the Company which are contained in this Agreement.

     (d)  the Company has fulfilled and/or complied with all terms, conditions, covenants and agreements herein contained to be performed or caused to be performed by it, including, without limiting the generality of the foregoing, the covenants contained in article Six to the extent the same are to be performed at or prior to the Time of Closing and each of the Company shall have delivered a certificate executed by a senior officer to that effect, provided that the receipt thereof and the closing of the transactions contemplated herein shall not constitute a waiver of the covenants and agreements of the Company which are contained in this Agreement;

     (e)  all documentation relating to the due authorization (including, without limitation, the due authorization by the directors and shareholders of the Company) and completion of the sale and purchase hereunder of the Purchased Shares and all actions and proceedings taken on or prior to the Time of Closing in connection with the performance by the Company of its obligations under this Agreement shall be satisfactory to the Parent and its counsel, both acting reasonably, and the Parent shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated hereby and the taking of all corporate proceedings in connection therewith in compliance with those conditions, in form (as to certification and otherwise) and substance satisfactory to the Parent, acting reasonably, and its counsel;

     (f)  there shall have been no material adverse change in the business, affairs and conditions of the Company, whether financial or otherwise;

     (g)  all Consents, licenses, permits and certificates of any Persons and all filings and notifications to any Persons required in connection with the completion of the transactions contemplated by this
          Agreement, the execution and delivery of this Agreement, the Closing or the performance of any of the terms and conditions hereof shall have been obtained on or before the Time of Closing;

     (h)  the Parent shall have completed its investigation into the books, records and affairs of the Company and such investigation shall not have disclosed any matter, which the Parent, acting reasonably, considers to be material to its decision to acquire the Purchased
          Shares;

     (1)  the Company shall have executed and delivered such conveyances, assurances, assignments, transfers and other instruments of conveyance necessary or reasonably required effectively to transfer the Purchased
          Shares to the Parent with a good marketable title free and clear of all Encumbrances of any kind whatsoever; and

     (j)  the Parent shall have purchased all of the shares of International
          Dart Corporation outstanding as at the Time of Closing.

5.2  Company Conditions Precedent. The obligations of the Company to contemplate sale of the Purchased Shares hereunder shall be subject to the satisfaction of, or compliance with, at or before the Time of Closing, each of the following conditions precedent each of which is separate, is provided for the exclusive benefit of the Company and may be waived by the Company in accordance with Section 5.5.

     (a)  all corporate, legal and regulatory proceedings, approvals and consents as are reasonably considered necessary by the Company's solicitors shall have been taken or obtained to permit the consummation of the transactions contemplated herein;

     (b)  all of the representations and warranties of the Parent contained herein or in any certificate or other document delivered or given pursuant to this Agreement shall be true and correct and with the same effect as if made at the Time of Closing and the Company shall have received a certificate from an officer of the Parent confirming, to the best of him  knowledge, information and belief, the truth and correctness in all material respects of such representations and warranties (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby), provided that the receipt thereof and the closing of the transactions contemplated herein shall not constitute a waiver of the representations and warranties of the
          Parent which are contained in this Agreement:

     (c)  the Parent shall have fulfilled and/or complied with all terms, conditions, covenants and agreements herein contained to be performed or caused to be performed by it, including, without limiting  the generality of the foregoing, its covenants contained in Article Seven to the extent the same are to be performed prior to the Time of
          Closing and the Parent shall have delivered a certificate executed by a senior officer to that effect, provided that the receipt thereof and the closing of the transactions contemplated herein shall not constitute a waiver of the covenants and agreements of the Parent which are contained in this Agreement;

     (d)  all documentation relating to the due authorization (including, without limitation, the due authorization by the directors and shareholders of the Parent) and completion of the sale and purchase hereunder of the Purchased Shares and all actions and proceedings taken on or prior to the Time of Closing in connection with the performance by the Parent of its obligations under this Agreement shall be satisfactory to the Company and its counsel, acting reasonably, and the Company shall have received copies of all such documentation or other evidence as they may reasonably request in order to establish the consummation of the transaction contemplated hereby and the taking of all corporate proceedings in connection therewith in compliance with these conditions, in form (as to certification and otherwise) and substance satisfactory to the
          Company, acting reasonably, and their counsel;

     (e)  there shall have been no material adverse change in the business, affairs and conditions of the Parent, whether financial or otherwise;

     (f)  all Consents, licenses, permits and certificates of any Persons and all filings and notifications to any Persons required in connections with the completion of the transactions contemplated by this
          Agreement, the execution and delivery of this Agreement, the Closing or the performance of any of the terms and conditions hereof shall have been obtained on or before the Time of Closing;

     (g)  the Parents shall not have any material assets and shall not have any material liabilities other than those liabilities incurred in the ordinary course of operation of its business; and

     (h)  the Company shall have completed their investigation into the books, records and affairs of the Parent and such investigation shall not have disclosed any matter, which the Company, acting reasonably, consider to be material to their decisions to sell the Purchased
          Shares.

5.3  Conditions to the Obligations of All Parties.  The obligations of all
     Parties to complete the transactions contemplated herein shall be subject to the satisfaction of, or compliance with, at or before the Time of
     Closing; each of the following, each of which is a true condition precedent and may not be waived;

     (1)  the shareholders of the Parent shall have approved the transactions contemplated hereby; and

     (2)  the shareholders of the Company shall have approved the transactions contemplated hereby, and

     (3)  no action or proceeding, at law or in equity and no investigation shall be pending or threatened by any Person to restrain, restrict or prohibit or materially adversely affect the consummation of any of the transactions contemplated hereby, or the right of the Parent or the
          Company to carry on the Business in the same manner as it has been carried on in the past; and

5.4  Non-Fulfillment of Parent's Conditions. In case any of the conditions set
     Forth-in Section 5.1 shall not be satisfied or complied with at or before the Time of Closing, the Parent may:

     (a)  refuse to complete the transactions contemplated  herein by notice to the Company, and in such event the Parent shall be released from all its obligations hereunder, it being expressly understood and agreed that the Parent may thereafter pursue any rights or remedies which it may have at law or in equity arising from the breach or default of the
          Company, including any claim for breach of representation, warranty or covenant hereunder (provided that any claims for losses shall be limited to the claimants s direct out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby), or

     (b)  complete the transactions contemplated herein, it being expressly understood and agreed that the Parent may rely, notwithstanding such completion, upon any representation, warranties or covenants and conditions contained in this Agreement; provided that any of such conditions may be waived in whole or in part, any such waiver to be binding on the Parent only if the same is in writing. No waiver by the
          Parent of a condition, in whole or in part, shall operate as a waiver of any other condition or part of a condition.

5.5  Non-Fulfillment of Company's Conditions.  In case any of the conditions set forth in Section 5.2 shall not be satisfied or compiled with at or before the Time of Closing, the Company may;

     (a)  refuse to complete the transactions contemplated herein by notice to the Company, and in such event the Parent shall be released from all their respective obligations hereunder, it being expressly understood and agreed that the Parent may thereafter pursue any rights or remedies which  they may have at law or in equity arising from the breach or default of the Company, including any claim for breach of representation, warranty or covenant hereunder (provided that any claims for losses shall be limited to the claimant s direct out of pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby), or

     (b)  complete the transactions contemplated herein, it being expressly understood and agreed that the Parent may rely, notwithstanding such completion, upon any representations, warranties or covenants and conditions contained in this Agreement;

          provided that any of such conditions may be waived in whole or in part, any such waiver to be binding on the Parent only if the same is in writing.  No waiver by the Parent of a condition, in whole or in part shall operate as a waiver of any other condition or part of a condition.

                                   ARTICLE VI
                                   ----------

                         OTHER COVENANTS OF THE COMPANYS
                         -------------------------------

6.1  Interim Period.  During the Interim Period, the Company shall, except as otherwise herein contemplated:

     (a)  conduct the Business in, and only in, the ordinary and normal course thereof in substantially the same manner as heretofore (conducted and to preserve intact the Assets, the business, the present business organization and the clients and customers connected therewith and keep available the services of its present officers and employees and others having business  dealings with it to the end that its good will and business shall be maintained;

     (b)  not, without the prior written consent of the Parent, enter into any transaction, undertake any action or refrain from taking any action which, if had been effected or had occurred before the date of this
          Agreement, would constitute a breach of the representations, warranties, or agreements or the Companys contained herein (provided that the Company shall be entitled to enter into agreements and arrangements to license the Technology and otherwise carry out the
          Company s business plan and marketing strategy):

     (c)  comply with all laws affecting the operation of the Business;

     (d)  not create, assume or incur any debt or liability (contingent  or otherwise) outside of the ordinary course of the Business;

     (e)  not knowingly take or cause to be taken any steps, directly  or indirectly, which may in any way adversely affect the completion of the transaction, contemplated herein;

     (f)  not cancel or waive any material claim or right;

     (g)  not sell, lease, or otherwise dispose of any of the Assets, other than in the ordinary course of business;

     (h)  pay, satisfy and discharge its obligations and liabilities in the ordinary course of business;

     (i)  not declare, pay or authorize any dividends or make or authorize any distribution, or repayments of capital in respect of its outstanding shares;

     (j)  not amend its co stating documents or by-laws;

     (k)  disclose or cause to be disclosed to the Parent in writing, forthwith upon occurrence, any material change in relation to the condition, affairs or operations of the Company);

     (1)  not solicit, initiate or encourage or cause to be solicited, initiated or encouraged submissions of proposals or offers from any other
          Person, relating to, or facilitate or encourage or cause to be facilitated or encouraged  any effort or attempt with respect to any
          Extraordinary Business Combination involving the Company and any other party (other than the Parent). The Company will not participate in any negotiations regarding, or (except as required by law) furnish to any other Person, any information with respect to, or otherwise cooperate in any way with, or assist or participate in any Extraordinary
          Business Combination.  If the Company receives any such enquiry or proposal, it will promptly notify the Parent in  writing  of all relevant details relating thereto; and

     (m)  not agree, whether or not in writing, to do any of the foregoing.

6.2  Disclosure by Company.  The Company  agrees to make full disclosure to the
     Parent the financial position and condition, business, operations, assets and liabilities of the Company and the Business and of such other matters or information as may be material or relevant to the transactions contemplated herein. The Company agrees to permit the Parent and its employees, agents, counsel and accountants or other representatives, between the date hereof and the Time of Closing, to have free and unrestricted access during normal business hours to the books, accounts, records and other data and documents of the Company (including, without limitation, all corporate, accounting and tax records of the Company) and to the Assets and premises the Company and to have access to and consultation with the Company's advisors, and to furnish to the Parent such financial and operating data and other information with respect to the
     Business, the Assets, and the Company as the Parent shall from time to time reasonably request to enable confirmation of the matters warranted in
     Article III hereof and to enable the Parent to familiarize itself with the
     Company, the Business and the Assets. No investigations made by or on behalf of the Parent at any lime shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by the Company herein or pursuant hereto.

6.3  Company to Use Best Efforts.  The Company hereby  agrees to take all such actions as are within its power to control and to use its best efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with any  conditions set forth in Article Five hereof which are for the benefit of the Parent.

6.4  Extraordinary Business Combinations. The Company hereby covenants and agrees to instruct the Company's advisors and representatives not to take or refrain from taking and (subject to their fiduciary duties) the
     Company's directors and senior officers not to take or to refrain from taking, any action which if taken or not taken by the Company would contravene subsection 6.1(1). The Parties acknowledge and agree that the board of directors and the directors of the Company may be required, in the exercise in its and their fiduciary duties to the Company and its shareholders, to entertain proposals more favorable to the shareholders of the Company than that contemplated herein. Accordingly, until such time as the transactions contemplated herein have been consummated or terminated, the Company and its directors and officers may respond to, and supply, in connection with such response, information to a third party which has made a proposal for the acquisition of substantially all the shares of the
     Company, substantially all of assets of the Company or to effect any
     Extraordinary Business Combination that, in the opinion of the board of directors of this Company, is more favorable to the shareholders of the
     Company than that contemplated by this Agreement, provided that in each such case the Company shall promptly notify the Parent.

                                   ARTICLE VII
                                   -----------

                          OTHER COVENANTS OF THE PARENT
                          -----------------------------

7.1  Interim Period.  During the Interim Period, the Parent shall, except as otherwise herein contemplated:

     (a)  not conduct any business;

     (b)  not, without the prior written consent of the Company, enter into any transaction, undertake any action or refrain from taking any action, which, if had been effected or had occurred before the date of this
          Agreement, would constitute a breach of the representations, warranties or agreements of the Parent contained herein;

     (c)  comply with all laws affecting the operation of its business;

     (d)  not create, assume or incur any debt or liability (contingent or otherwise);

     (e)  not knowingly take or cause to be taken any steps, directly or indirectly, which may in any way adversely affect the completion of the transactions, contemplated herein:

     (f)  not cancel or waive any material claim or right;

     (g)  pay, satisfy and discharge its obligations and liabilities in the ordinary course of business;

     (h)  not declare, pay or authorize any dividends or make or authorize any distributions or repayments of capital in respect of its  outstanding shares;

     (i)  not amend its co stating documents or by-laws;

     (j)  not issue, authorize or propose the issuance of, or purchase or propose the purchase of, any of its shares or shares;

     (k)  not incur or authorize any expenditure of any nature;

     (l)  disclose or cause to be disclosed to the Company in writing, forthwith upon occurrence, any material change or change in a material fact or new material fact (within the meaning of the shares legislation of
          Ontario and/or applicable national policies of shares administrators)
          in relation to the condition, affairs or operations of the Parent;

     (m)  not solicit, initiate or cause to be solicited, initiated  or encouraged submissions of proposals or offers from any other Person, relating to, or initiate or encourage or cause to be initiated  or encouraged any effort or attempt with respect to any Extraordinary
          Business Combination involving the Parent and any other party (other than the Company and other security holders of the Company).  The
          Parent will not participate in any negotiations regarding, or (except as required by law) furnish to any other Person, any information with respect to, or otherwise cooperate in any way with or assist or participate in any Extraordinary  Business Combination.  If the Parent
          receives any such enquiry or proposal, it will promptly notify the
          Company in writing of all relevant details relating thereto; and

     (8)  not agree, whether or not in writing, to do any of the foregoing.

7.2  Parent to use Best Efforts. The Parent hereby agrees to take all such actions as are within its power to control and to use its best efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with any conditions set forth in Article Five hereof which are for the benefit of the Company.

7.3  Disclosure by Parent. Full disclosure to the Company and the Company of the financial position and condition, business, operations, assets and liabilities of the Parent and of such other matters or information as may be material to the transactions  contemplated herein. The Parent agrees to permit the Company and its employees, agents, counsel and accountants or other representatives between the date hereof and Time of Closing, to have free and unrestricted access during normal business hours to the books, accounting records and other data and documents of the Parent (including, without limitation, all corporate, accounting and tax records of the
     Parent) and the assets of the Parent and to furnish to the Company such financial and operating data and other information with respect to the
     Parent and its assets as the Company shall from time to time reasonably request and to enable the Company to familiarize itself with the Parent and its assets.  No investigation made by or on behalf of the Company at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by the parent herein or pursuant hereto.

7.4  Filings and Authorizations.  The Parent, as promptly and as practicable after the execution thereof, (i) will make, or cause to be made, all much filings and submissions under laws, rules and regulations applicable to it, as may be required for it to consummate the purchase and sale of the
     Purchased Shares in accordance with the term of this Agreement;  (ii) will use all reasonable efforts to obtain, or cause to be obtained, all authorization, approvals, consents and waivers from all Persons and governmental authorities necessary or advisable to be obtained by it in order to consummate such transfer; and  (iii)  will use all reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its obligations hereunder.  The
     Parent will coordinate and cooperate with the Company in exchanging such information and the Company in connection with the foregoing may reasonably request supplying such reasonable assistance as.

                                  ARTICLE VIII
                                  ------------

                           SURVIVAL OF REPRESENTATIONS
                           ---------------------------
                         AND WARRANTIES: INDEMNIFICATION
                         -------------------------------

8.1  Survival.  All covenants, representations and warranties made herein or in any agreement, certificate or other document delivered or given pursuant to this Agreement (other than those which are expressly waived in writing as part of the Closing herein) shall survive the execution and delivery of this Agreement and the completion of the Transactions contemplated by this
     Agreement and, notwithstanding such completion or any investigation made by or on  behalf of the Party to whom or in whose favor such covenants, representations and warranties were made, shall continue in full force and effect for the respective  benefit of the Parent and the Company, as the case may be, for a period of two years following the Closing Date, after which period the respective Parties shall be released from their respective obligations and liabilities hereunder, except in respect of claims made in writing prior to expiry of such period, provided that:

     (a)  all covenants, representations and warranties relating to Taxes, tax liability or other tax matters for any period ending prior to or on the Closing Date shall survive the Closing for any period during which any taxing  authority  may make any claim or assessment based on any return filed or failed to be filed plus a period of six months, after which period the Parent and the Company shall be released from their respective obligations and liabilities hereunder, except in respect of claims made in writing prior to the expiry of such period,

     (b)  any claim based on or with respect to the inaccuracy or non-performance or non-fulfillment or breach of any representation, warranty or covenant of a Party respecting Taxes, tax liability or other tax matters set out herein may be brought by The Parent or the
          Company, as the case may be, at any time, if such claim is based upon any failure or omission to file a return or any misrepresentation made or fraud committed in filing a return or in supplying information under any legislation pursuant to which a Tax is imposed,

     (c)  any claim based upon any misrepresentation, or breach or inaccuracy in any of the representations and warranties of a Party set out herein may be brought against such Party at any time if such Party knew of such misrepresentation, breach or inaccuracy at the time such representation or warranty was made by such Party, and;

     (d)  any claim based upon a defect in title of or the inability of the
          Company to sell all or any of the Purchased Shares may be brought by the Parent at any time.

8.2  Indemnification by the Company.  The Company agrees to indemnify and hold the Parent and its shareholders, directors, officers, employees, agents and representatives (and the Parent shall be deemed to be a trustee and agent with respect thereto) harmless of and from any liability, obligation, cost expenses, damage or loss whatsoever arising out of, under, or pursuant to:

     (a)  any incorrectness in, breach of, or default under, and representation or warranty or covenant of such Company given to the Parent hereunder or in any certificate or other document delivered by such Company pursuant hereto, subject, to the extent applicable, to the limitations set forth in Section 8.1 with respect thereto;

     (b)  any assessment for Taxes, Interest and/or penalties of or relating to the Company, subject, to the extent applicable, to the limitations set forth in Section 8.1 with respect thereto;

     (c)  all claims, demands, suits, causes of action, proceedings judgments, costs and or other liabilities of any kind whatsoever in respect of the foregoing, including reasonable legal fees and disbursements in connection with the foregoing; and

     (d)  the non-fulfillment of any condition contained herein for which it is solely responsible (excluding there from the conditions precedent contained in Section 5.3 except to the extent such condition(s) are not met by reason of its default).

8.3  Indemnification  by the Parent. The Parent agrees to indemnify and save the
     Company, their respective shareholders, directors, officers, employees, agents and representatives (and the Company shall be deemed to be a trustee and agent with respect thereto) harmless of and from any liability, obligation, cost, expense, damage or loss whatsoever arising out of, under, or pursuant to:

     (a)  any incorrectness in, or breach of, or default under, any representation, warranty or covenant of the Parent given to the
          Company hereunder or in any certificate or other document delivered by the Parent pursuant hereto, subject to the limitations set forth in section 8.1 with respect thereto;

     (b)  any assessment for Taxes, interest and/or penalties of or relating to the Parent, subject, to the extent applicable, to the limitations set forth in Section 8.1 with respect thereto;

     (c)  all claims, demands, suits, courses of action, proceedings, judgments, costs and expenses or other liabilities of any kind whatsoever in respect of the foregoing, Including reasonable legal fees and disbursements in connection with the foregoing; and

     (d)  the non-fulfillment of any condition contained herein for which it is solely responsible (excluding there from the conditions precedent contained in Section 5.3 except to the extent such condition(s) are not met by reason of its default).

8.4  Indemnification Proceedings

     (a)  Any Party seeking indemnification under this Article Eight ("the indemnified party ) shall forthwith notify the Party against whom a claim for indemnification is sought hereunder ("the indemnifying party
          ) in writing, which notice shall specify, In reasonable detail, the nature and estimated amount of the claim. If a claim by a third party is made against an indemnified party, and if the indemnified party intends to seek indemnity with respect thereto under this article
          Eight, the indemnified party shall promptly (and In any case within 30 days of such claim being made) notify the indemnifying party of such with reasonable particulars. The Indemnifying party shall have 30 days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its expense, the settlement or defense thereof, and the indemnified party shall cooperate with it in  connection  therewith; provided, however, that with respect to settlements  entered into by the indemnifying party (i) the consent of the indemnified party shall be required if the settlement provides for equitable relief against the indemnified party, which consent shall not be unreasonably withheld or delayed; and (ii) the indemnifying party shall obtain the release of the indemnified party.  If the indemnifying party shall undertakes, conducts and controls  the settlement or defense of such claim (i) the indemnifying  party shall permit the indemnified  party to  participate in such settlement or defense through counsel chosen by the indemnified party, and (ii) the indemnifying party shall promptly reimburse the indemnified party for the full amount of any loss  resulting  from any claim and all related expenses (other than the fees and  expenses of counsel as aforesaid)
          incurred by the indemnified party. The indemnified party shall not pay or settle any claim so long as the indemnifying  party is reasonably contesting any such claim in good faith on a timely basis.
          Notwithstanding the two immediately preceding sentences, the indemnified party shall have the right to settle any such claim, provided that in such event it shall waive any right to indemnity therefore or by the indemnifying party.

     (b)  With respect to third party claims, if the indemnifying party does not notify the indemnified  party within 30 days after the receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the indemnified party shall have the right, but not the obligation, to contest, settle or compromise the claim in the exercise of its reasonable judgment at the expense of the indemnifying party.

     (c)  In the event of any claim by a third party against an indemnified party, the defense of which is being undertaken and controlled by the indemnifying party, the indemnified party will use all reasonable efforts to make available to the indemnified party those employees whose assistance, testimony or presence Is necessary to assist the indemnified party in evaluating and In defending any such claims;
          provided that the indemnifying party shall be responsible for the expense associated with any employees made available by the indemnified party to the indemnifying party hereunder, which expense shall be equal to an amount to be mutually agreed upon per person per hour or per day for each day or portion thereof that such employees are assisting the indemnifying party and which expenses shall not exceed the actual cost to the indemnified party associated with such employees.

     (d)  with respect to third party claims, the indemnified party shall make available to the indemnifying party or its representatives on a timely basis all documents, records and other materials In the possession of the indemnified party, at the expense of the indemnifying party, reasonably required by the indemnifying party for its use in defending any claim and shall otherwise cooperate on a timely basis with the indemnifying party In the defense of such claim.

8.5  Limitation of Losses.

     No claim for Indemnity under this Article VIII may be made for loss of profits or consequential losses or damages, it being the Intention at the
     Parties to limit such claims to direct liabilities, obligations, costs, expenses, damages or losses suffered as result of any breach, default or non-fulfillment contemplated by Sections 8.2 and 8.3.

                                   ARTICLE IX
                                   ----------

                      CLOSING ARRANGEMENTS AND TERMINATION
                      ------------------------------------

9.1  Closing. The Closing of the purchase and sale of the Purchased Shares shall take place at the Time of Closing on the Closing Date at the Offices of
     Douglas, Stewart & Morningstar, Barristers & Solicitors, 55 King Street,
     Suite 400, St. Catharines, Ontario, Canada, L2R 3H5, or at such other place and/or time as the Parties may mutually agree upon.

9.2  Closing Delivery.  At the Time of Closing, the Company shall deliver to the
     Parent:

     (a)  certificates representing the Purchased Shares duly endorsed in blank for transfer;

     (b)  the certificates referred to in Subsection 5.1(c) together with the documentation referred to in Subsection 5.1 (e); and

     (c)  all other assurances, transfers, assignments, consents, legal opinions and other documents as the Parent's solicitors consider reasonably necessary or desirable to validly and effectively complete the transactions contemplated hereby,

          and upon the fulfillment of the foregoing provisions of this Section
          9.2, the Parent shall deliver to the Company:

     (d)  the certificate referred to in Subsection 5.2 (a) together with the documentation referred to in Subsection 5.2 (d);

     (e)  certificates representing the International Dart Corporation Common
          Shares registered in the respective names of the Company in the amounts necessary to satisfy the purchase Price; and

     (f)  all other assurances, transfers, assignments, consents, legal opinions and other documents as the Company's solicitors consider reasonably necessary or desirable to validly and effectively complete the transactions contemplated hereby,

9.3  Failure to Close.  In the event that the Closing has not been completed on or before February 1, 2001, this Agreement shall terminate and the Parties shall be released from their obligations hereunder (other than Section
     10.7).

9.4  Conditions Precedent.  Without limiting the generality of the provisions of this Agreement, all conditions precedent to the Parent s obligations and the conditions precedent to the Company's obligations provided for in
     Article 5 of this Agreement, must be satisfied on or before the Time of
     Closing.

                                    ARTICLE X
                                    ---------

                                  MISCELLANEOUS
                                  -------------

10.1 Publicity. Except as is required by law, none of the Parties shall issue any press release or make any other public statement or announcement relating to or connected with or arising out of this Agreement or the matters contained herein without obtaining the prior written approval of the other parties, which approval shall not be unreasonably withheld.

10.2 Knowledge of Parties.  Where any  representation  or warranty  contained in this Agreement is expressly qualified by reference to the knowledge of a
     Party, it shall be deemed to refer to the knowledge of such Party and such
     Party shall confirm that it has made due and diligent inquiry of such
     Persons (including without limitation appropriate officers of such Party)
     as it considers necessary as to the matters that are the subject of such representations and warranties.

10.3 Further Assurances. To the extent reasonably practicable in the circumstances or permitted by law each of the Parties upon the request of the other shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

10.4 Time. Time shall be of the essence hereof.

10.5 Successors in Interest. This Agreement and the provisions hereof shall ensure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

10.6 Notices. Any notice, document or other communication required or permitted by this Agreement to be given by a party hereto shall be in writing and is sufficiently given if delivered personally, or if sent by prepaid ordinary mail posted in Canada to such party at the address set out on the fact page hereof and as set out in Schedule "C" hereto. Notice so mail shall be deemed to have been given on the third business day after deposit in a post office or public letterbox. Neither party shall mail any notice, request or other communication hereunder during any period in which Canadian postal workers are on strike or if such strike is imminent and may reasonable by anticipated to affect the normal delivery of mail. Any Party may from time to time notify the others in the manner provided herein of any change of address which thereafter, until changed by like notice, shall be the address of such party for all purposes hereof.

10.7 Expenses. All costs and expenses (including without limitation, the fees and disbursements of legal counsel, investment advisers and auditors)
     incurred by a Company in connection with this Agreement and the transactions contemplated hereby shall he paid by such Company.

10.8 Assignment. This Agreement may not be assigned by the Company without the prior written consent of the Parent which consent will not be unreasonably withheld. This Agreement may not be assigned by the Parent without the prior written consent of the Company.

10.9 Execution in Counterparts. This Agreement may be executed by facsimile or original signature by the parties hereto in separate counterparts or duplicates each of which when so executed and delivered shall be an original, but all such counterparts or duplicates shall together constitute one and the same instrument.

10.10 Entire Agreement. This Agreement together with my agreements or other documents to be delivered pursuant hereto acts forth the entire agreement among the Parties pertaining to the purchase and sale of the Purchased
     Shares and replaces and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there an no warranties, representations or other agreements, whether oral or written, express or implied, statutory, or otherwise between the Parties in connection with the subject matter hereof except as specifically set forth herein.

10.11 Amendments. No supplement, modification, waiver or termination of this
     Agreement shall be binding unless executed in writing by the Party to be bound thereby

10.12 Waiver. No delay or failure of any party in exercising any right or remedy hereunder and no partial exercise of any such right or remedy shall be deemed to constitute a waiver of such right or remedy or any other rights or remedies of such party hereunder.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Any consent by a party to or any waiver by a Party of any breach of any provision of this
     Agreement shall not constitute a consent to or waiver of any subsequent, further or other breech of the provisions of this Agreement.

10.13 Third Part Beneficiaries. Each Party intends that this Agreement or any agreement entered into pursuant to this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person, other than the Parties, and no Person, other than the Parties shall be entitled to rely on the provisions hereof or any agreement entered into pursuant hereto in any action, proceeding, hearing, or other forum.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SIGNED, SEALED AND DELIVERED:

                                    INTERNATIONAL DART CORPORATION
                                    By:
                                       ----------------------------------
                                    Duly authorized Officer
                                    I have authority to bind the Corporation

                                    OPTIMA GLOBAL CORPORATION
                                    By:

                                    ----------------------------------
                                    Duly authorized Officer
                                    I have authority to bind the Corporation